Exhibit 5.1

April 14, 2016

Medical Transcription Billing, Corp.

7 Clyde Road

Somerset, New Jersey 08873

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Medical Transcription Billing, Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

The Registration Statement relates to the proposed issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of up to $20,000,000 of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”). The Common Stock and Preferred Stock are collectively referred to herein as the “Securities.”

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents, and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth in this opinion letter. In such examination and in rendering the opinions expressed below, we have assumed,

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without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the certificate of good standing regarding the Company obtained from the Secretary of State of the State of Delaware, and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties.

We also have assumed that none of (i) the terms of any of the Securities to be established after the date hereof, (ii) the issuance and delivery of such Securities, or (iii) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Company’s Certificate of Incorporation filed with the Secretary of State of the State of Delaware, as amended from time to time (the “Certificate of Incorporation”) or its bylaws then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, Prospectus and applicable Prospectus Supplement; (ii) an appropriate Prospectus Supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, Prospectus and such Prospectus Supplement; (iii) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, Prospectus, or applicable Prospectus Supplement and the corporate action of the Company authorizing the issuance and sale of such Securities; (iv) all Securities will be issued and sold in compliance with the applicable provisions of the Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, Prospectus and applicable Prospectus Supplement; and (v) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement, Prospectus and applicable Prospectus Supplement does not exceed, at the time of issuance of such Securities, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be.

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Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion that, as of the date hereof:

1.	With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement, when (i) the issuance of such shares of Common Stock has been duly authorized by all necessary corporate action of the Company and (ii) such shares of Common Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Common Stock) as contemplated by the Registration Statement, Prospectus, any applicable Prospectus Supplements and such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	With respect to any shares of Preferred Stock to be offered by the Company pursuant to the Registration Statement, when (i) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law and authorized by all necessary corporate action of the Company, (ii) the relative rights, preferences and limitations of such series of Preferred Stock have been designated by all necessary corporate action of the Company and set forth in a Certificate of Designations properly filed with the Secretary of State of the State of Delaware, and (iii) such shares of Preferred Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Preferred Stock) as contemplated by the Registration Statement, Prospectus, any applicable Prospectus Supplement and such corporate action, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

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This opinion letter is rendered solely in connection with the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Mazzeo Song P.C.